Exhibit 10.4

CANCELLATION AND ESCROW AGREEMENT

CANCELLATION AND ESCROW AGREEMENT, dated May 3, 2007 (this “Agreement”), by and among, MILLENNIUM QUEST, INC., a Delaware corporation (the “Company”), Halter Financial Investments, L.P., a Texas limited partnership (“HFI”), Halter Financial Group, L.P., a Texas limited partnership (“HFG”), and Securities Transfer Corporation, as escrow agent (“Escrow Agent”).

BACKGROUND

Pursuant to a Financial Advisory Agreement, dated February 14, 2007 (the “Financial Advisory Agreement”), the Company’s subsidiary retained HFG International, Limited (“HFG International”) as the Company’s exclusive financial advisor. HFG consulted on the Restructuring and Going Public Transaction, as identified therein.

HFG International agreed that if the Company, on a consolidated basis, reports in its Annual Report filed with the U.S. Securities and Exchange Commission, net income of $12.5 million for fiscal 2008, HFG International would ensure that HFI and HFG cancel that number of shares that will reduce the Pubco Shareholders Ownership Percentage, as defined in the Financial Advisory Agreement, to 5.6%.

HFI and HFG currently hold 100,000 shares of the Company’s Series A Convertible Preferred Stock, which are convertible into 42,856,000 shares of the Company’s Common Stock, constituting a total of 5.22% of the Company’s issued and outstanding common stock, assuming conversion of all outstanding shares of the Company’s Series A Voting Convertible Preferred Stock and the Company’s Series B Voting Convertible Preferred Stock into shares of common stock at the present rate of conversion. The other Pubco Shareholders, as defined in the Financial Advisory Agreement, hold 1.28% of the Company’s issued and outstanding Common Stock, assuming conversion of all outstanding shares of the Company’s Series A Voting Convertible Preferred Stock and the Company’s Series B Voting Convertible Preferred Stock into shares of common stock at the present rate of conversion. In order to reduce the 6.5% interest owned by all of the Pubco Shareholders to a 5.6% interest, HFI and HFG would have to tender to the Company for cancellation a total of 229,227 shares of the Company’s common stock upon conversion of the Series A Voting Convertible Preferred Stock into common stock (taking into account the contemplated 1-for-32.84 reverse stock split and the conversion of Series B Voting Convertible Preferred Stock into common) (the “Cancellation Shares”).

HFI, HFG and the Company desire to retain the Escrow Agent to act as the escrow agent hereunder and hold the Cancellation Shares and cancel such shares or return such shares to HFI and HFG in accordance with this Agreement to carry out the terms of the Financial Advisory Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.

(a)  Capitalized terms used and not otherwise defined herein that are defined in the Financial Advisory Agreement will have the meanings given such terms in the Financial Advisory Agreement.

(b)  The following terms have the meanings ascribed to them below:

(i)  “After-Tax Net Income” or “ATNI” means the after-tax net income of the Company and its consolidated subsidiaries prepared in accordance with GAAP consistently applied; provided in the event that the release of the Cancellation Shares to the Company or HFG is deemed to be an expense or deduction from revenues/income of the Company for the applicable year, as required under GAAP, then such expense or deduction shall be excluded for purposes of determining whether or not the 2008 Guaranteed ATNI has been achieved by the Company.

(ii)  “Annual Report” means the Annual Report of the Company on Form 10-K for the fiscal year ending December 31, 2008, as filed with the Commission.

(iii)  “Commission” means the U.S. Securities and Exchange Commission.

(iv)  “Guaranteed ATNI” means $12,500,000.

2.  Appointment of Escrow Agent. The Company, HFI and HFG hereby appoint the Escrow Agent as escrow agent hereunder to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

3.  Establishment of Escrow. Upon the conversion of the Series A Voting Convertible Preferred Stock held by HFI and HFG into common stock, each of HFI and HFG shall deliver, or cause to be delivered, to the Escrow Agent certificates evidencing the Cancellation Shares, along with undated stock powers with Medallion guarantees (or such other signed instrument of transfer acceptable to the Company’s Transfer Agent (as defined in Section 5a below)).

4.  Representations of HFI and HFG. Each of HFI and HFG hereby represents and warrants to the Company as follows:

(a)  each has all corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed by HFI and HFG, and when delivered in accordance with the terms hereof, will constitute a valid and legally binding obligation of HFI and HFG, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)  HFI and HFG are the sole record and beneficial owners of all of the Cancellation Shares.

(c)  All of the Cancellation Shares are free and clear of all pledges, liens and encumbrances. Upon any transfer of the Cancellation Shares to the Company hereunder, the Company will receive full right, title and authority to such Cancellation Shares or, if such shares have been converted to common stock (such underlying shares being referred to as the “Underlying Shares”) prior to such transfer, then the Company will receive full right, title and authority to such Underlying Shares.

(d)  Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law.

5.  Disbursement of Cancellation Shares.

(a)  If the After-Tax Net Income for the fiscal year ended December 31, 2008 is at least equal to the Guaranteed ATNI, HFI and HFG shall transfer to the Company, for no additional consideration, the Cancellation Shares, within seven Business Days after the date which the Annual Report is filed with the Commission. If the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 specify that the Guaranteed ATNI has not been achieved, no transfer of the Cancellation Shares shall be required by this Section 5(a) and all Cancellation Shares deposited with the Escrow Agent shall be returned to HFI and HFG within seven Business Days after the date which the Annual Report is filed with the Commission and otherwise in accordance with this Agreement.

(b)  If the Cancellation Shares are disbursed to the Company in accordance with this Agreement, then the Company shall instruct the transfer agent to cancel the Cancellation Shares. Upon written request from the Company, HFI and HFG shall deliver to the Company a written release that releases the Company from any obligations arising as a result of HFI’s and HFG’s ownership of the Cancellation Shares.

(c)  Within five business days following the conversion of the Series A Voting Convertible Preferred Stock, HFI and HFG shall deposit the Cancellation Shares into escrow in accordance with this Agreement along with undated stock powers with Medallion guarantees (or with such other instruments of transfer as in accordance with the requirements of the Company’s transfer agent), in the form and number acceptable to the Company.

6.  Duration. This Agreement shall terminate on the sooner of (i) the distribution of all the Cancellation Shares or (ii) May 1, 2009. The Company agrees to promptly provide the Escrow Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

7.  Cancellation Shares. If any Cancellation Shares are deliverable to the Company in accordance with this Agreement, HFI and HFG shall execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Cancellation Shares from HFI and HFG to the Company, to the extent not done so in accordance with Section 5. Until such time as (if at all) the Cancellation Shares are required to be delivered pursuant in accordance with this Agreement, any dividends payable in respect of the Cancellation Shares and all voting rights applicable to the Cancellation Shares shall be retained by HFI and HFG. Should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to HFI and HFG and shall not be invested or held for any time longer than is needed to effectively re-route such items to HFG.

8.  Interpleader.  Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Cancellation Shares, Escrow Agent shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing the Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 8 shall be filed in any court of competent jurisdiction in the State of New York, and the Cancellation Shares in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Cancellation Shares and any other obligations hereunder.

9.  Exculpation and Indemnification of Escrow Agent.

(a)  Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

(b)  Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(c)  The Company, HFI and HFG each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent, and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct or gross negligence under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 9 shall survive the termination of this Agreement, and the resignation or removal of the Escrow Agent.

10.  Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services in the amount of $750.00 which shall be paid by HFG. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

11.  Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to the Company, HFI and HFG, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company, HFI and HFG the Cancellation Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company, HFI and HFG shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Cancellation Shares into the registry of any court having jurisdiction.

12.  Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

13.  Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature pages hereto.

14.  Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.  Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Cancellation Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be amended or modified only in writing signed by all of the parties hereto.

16.  Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

17.  Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

18.  Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

19.  Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MILLENNIUM QUEST, INC.

By:/s/Si Chen Name: Si Chen Title: Chief Executive Officer ADDRESS: Beihuan Road Junan County Shandong, China

HALTER FINANCIAL INVESTMENTS, L.P.

By:/s/Timothy P. Halter Name: Timothy P. Halter Title: Chairman ADDRESS: 12890 Hilltop Road Argyle, Texas 76226

HALTER FINANCIAL GROUP, L.P. By:/s/Timothy P. Halter Name: Timothy P. Halter Title: Chairman ADDRESS: 12890 Hilltop Road Argyle, Texas 76226

[Signature Page to Cancellation and Escrow Agreement]

ESCROW AGENT:

SECURITIES TRANSFER CORPORATION,
as Escrow Agent

By:/s/ Kevin B. Halter, Jr.
      Kevin B. Halter, Jr., President

Address:
2591 Dallas Parkway Suite 102
Frisco Texas 75034
Attn: Kevin B. Halter, Jr.
Facsimile: (469) 633-0088

[Signature Page to Cancellation and Escrow Agreement]